ASH CREEK MINING COMAPNY
                                 BALANCE SHEET
                            AS OF DECEMBER 31, 1999


                                                  BALANCE
     ASSETS                                      CLOSE OF           BALANCE
                                               CURRENT MONTH     JANUARY 1, 1999
                                               -------------     ---------------
PLANT
    Ash Creek Mining Company
    Buildings & Service Facilities
    Equipment
    Land & Land Rights
      TOTAL PLANT
    Less: Reserve For Depreciation-Buildings
              Reserve For Depreciation-Equipment
              Reserve For Property Valuation
              Retirement Work in Progress
      TOTAL RESERVE
      NET PLANT                                            0                0
                                               -------------     ---------------
CURRENT & ACCRUED ASSETS
    Cash                                             $12,779          $20,463
    Working Funds
    Temporary Cash Investments
    Accounts Receivable-PSO
    Accounts Receivable
    Coal Inventory
    Materials & Supplies
    Prepayments
                                               -------------     ---------------
      TOTAL CURRENT & ACCURED ASSETS                  12,779           20,463

DEFERRED DEBITS
    Development Cost Capitalized
    Less: Reserve For Valuation Acct.
    Other Deferred Debits
      TOTAL DEFERRED DEBITS
                                               -------------     ---------------
TOTAL ASSETS                                         $12,779          $20,463
                                               =============     ===============

         CAPITALIZATION & LIABILITIES
CAPITALIZATION
    Common Stock                                  $3,839,040       $3,839,040
    Paid in Capital                                6,449,384        6,449,384
    Unappropriated Retained Earnings             (10,279,420)     (10,268,516)
    Bonds
    Unamortized Discount On Bonds
                                               -------------     ---------------
      TOTAL CAPITALIZATION                             9,004           19,908

CURRENT & ACCRUED LIABILITIES
    Notes Payable-PSO
    Notes Payable-Other
    Accounts Payable-PSO                                                   27
    Accounts Payable-Other                             2,833              889
    Taxes Accrued                                        942             (360)
    Accrued Interest Payable-PSO
    Accrued Interest Payable-Other
    Misc. Current & Accrued Liabilities                                    (1)
                                               -------------     ---------------
      TOTAL CURRENT & ACCRUED LIABILITIES              3,775              555

OTHER DEFERRED CREDITS
    Deferred Investment Tax Credit
    Deferred Taxes On Income
    Reserve For Mine Closing
                                               -------------     ---------------
TOTAL CAPITALIZATION & LIABILITY                     $12,779          $20,463
                                               =============     ===============

                            ASH CREEK MINING COMPANY
                               INCOME STATEMENTS
                     FOR THE MONTH ENDED DECEMBER 31, 1999

                                                  CURRENT            MONTHS
                                                   MONTH             TO DATE
                                               -------------     ---------------
    OPERATING REVENUE
    Sale Of Coal
    Miscellaneous Operating Revenue                                    $188
                                               -------------     ---------------
    TOTAL OPERATING REVENUE                                             188
                                               -------------     ---------------

    OPERATING EXPENSES
    Provision for Reclamation Expense
    Reclamation Expense-Actual
    Reclamation Accrual Reversal-Credit
    General Mine Operation
    General Mine Maintenance
    Environmental Sampling
    Royalties
    Depreciation
    Administrative and General (A)                     761            9,789
    Federal Income Taxes                              (267)             831
    State Income Taxes                                                  471
    Deferred Income Taxes
    Other Taxes
                                               -------------     ---------------
    TOTAL OPERATING EXPENSES                           494           11,091
                                               -------------     ---------------
    NET OPERATING INCOME                              (494)         (10,903)
                                               -------------     ---------------
    OTHER DEDUCTIONS
    Interest Expense to PSO
    Interest Expense Other
    Miscellaneous Other Deductions-Property Write Down
    Interest Income and Other
    Gain on Sales of Assets
                                               -------------     ---------------
    TOTAL OTHER DEDUCTIONS
                                               -------------     ---------------
    NET INCOME (LOSS)                                ($494)        ($10,903)
                                               =============     ===============

    NET INCOME (LOSS) - BUDGET
                                               -------------     ---------------
    NET INCOME (LOSS) - PRIOR YEAR                    $743           $9,697
                                               -------------     ---------------
    (A)  Administrative and General Includes-
        CSW Services                                                   $215
        PSO
        Utilities
        Reclamation Bond Expense
        Outside Services - Legal
        Other                                          761            9,574
                                               -------------     ---------------
          Total                                       $761           $9,789
                                               =============     ===============